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                                                                    EXHIBIT 99.6

                                 April 20, 1998


Bristol Hotels & Resorts, Inc.
14295 Midway Road
Dallas, Texas 75244


          Re:  Consent to Being Named in Registration Statement


Gentlemen:

     I hereby consent to my being named as a person who is to become a member of the Board of Directors of Bristol Hotels & Resorts, Inc. (the "Company") in the Company's Registration Statement on Form 10.



                                             Sincerely,


                                             /s/ ROBERT A. WHITMAN
                                             ---------------------
                                             Robert A. Whitman